Exhibit 3.23
COMMONWEALTH OF PENNSYLVANIA
[LOGO]
DEPARTMENT OF STATE
TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:
     WHEREAS, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini one thousand nine hundred and thirty-three, P. L. 364, as amended, the Department of State is authorized and required to issue a
CERTIFICATE OF INCORPORATION
evidencing the incorporation of a business corporation organized under the terms of that law, and
     WHEREAS, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as
NEAPCO INC.
     THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen hereinbefore specified, which shall exist perpetually and shall be invested with and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.
     GIVEN under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 21st day of December in the year of our Lord one thousand nine hundred and seventy seven and of the Commonwealth the two hundred and second.

/s/ Barton A. Fields
Secretary of the Commonwealth

Filed this 21st day of December 1977 Commonwealth of Pennsylvania Department of State
/s/ Christopher A. Lewis
Secretary of the Commonwealth
(Box for Certification)

(Line for numbering)
618875
COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU
In compliance with the requirements of section 204 of the Business Corporation Law act of May 5, 1933 *** P.S. Section 1204) the undersigned desiring to be incorporated as a business corporation hereby *** certify) that:
The name of the corporation is:
          NEAPCO INC.
     The location and post office address of the initial registered office of the corporation in this Commonwealth is 123 South Broad Street, Philadelphia, Pennsylvania 19109, c/o C T Corporation System, County of Philadelphia.
     The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes: To engage in any lawful activity for which corporations may be organized under the Pennsylvania Business Corporation Law.
     To engage in the sale and manufacture of agricultural, automotive, truck and other parts and accessories.
     The term for which the corporation is to exist is: Perpetual.
     The aggregate number of shares which the corporation shall have authority to issue is:
     One Thousand (1,000) shares, Common Stock, at One-Cent (***.01) par value each.

     6 The names and post other addresses of each incorporators and the number and class of shares subscribed by such incorporator

NUMBER AND
NAME	ADDRESS	CLASS OF SHARES

***

Frank E. Hricko	240 North Third Street Harrisburg, Pa. 17101	One Share
     IN TESTIMONY WHEREOF the incorporators has (have) signed and sealed these Articles of Incorporation this 21st day of December 1977.

(SEAL)	/s/ Frank E. Hricko (SEAL)

(SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM.
     A. For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally). These instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc.
     B. One or more corporations or natural persons of full age may incorporate a business corporation.
     C. Optional provisions required or authorized by law may be added as Paragraphs 7, 8, 9...etc.
     D. The following shall accompany this form:
     (1) Three copies of Form DSCB:BCL—206 (Registry Statement Domestic or Foreign Business Corporation).
     (2) Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name).
     (3) Any necessary governmental approvals.
     E. BCL Section 205 (15 Pa. S. Section 1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

Entity #: 618875 Date Filed: 07/03/2006 Pedro A. Cortés Secretary of the Commonwealth
PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU
Articles of Amendment-Domestic Corporation
(15 Pa.C.S.)
☑     Business Corporation (§ 1915)
 ☐     Nonprofit Corporation (§ 5915)

CT CORP-COUNTER	Document will be returned to the name and address you enter to the left. Ü
Fee: $70
          In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:
1.	The name of the corporation is:

NEAPCO, INC

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
740 Queen Street	Pottstown	PA	19464	Montgomery

(b) Name of Commercial Registered Office Provider				County

c/o

3.	The statute by or under which it was incorporated: Section 204 of the Business Corporation Law

4.	The date of its incorporation: December 21, 1977

5.	Check, and if appropriate complete, one of the following:

☑	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
☐	The amendment shall be effective on:		at
		Date		Hour
6.	Check if the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 3rd day of July, 2006
Neapco Inc.
Name of Corporation

/s/ Keith Zar
Signature

Keith Zar, Vice President and Assistant Secretary
Title

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